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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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The Western Union Company

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EXPLANATORY NOTE
This proxy statement supplement, dated April 19, 2016, supplements the definitive proxy statement (the “Proxy Statement”) of The Western Union Company (the “Company”) filed with the Securities and Exchange Commission on March 30, 2016, relating to the Company’s Annual Meeting of Stockholders to be held on May 12, 2016. The Company is providing this disclosure to supplement the information provided in the Proxy Statement regarding the Company’s 2015 Annual Incentive Plan.
As noted on page 43 of the Proxy Statement, when establishing the bonus targets under the 2015 Annual Incentive Plan, the Compensation and Benefits Committee of the Company’s Board of Directors (the “Committee”) determined to exclude the effect of currency fluctuations from payout calculations, as the Committee members believed compensation should not be based on factors outside of the control of the Company’s executives. Consistent with the Company’s historical practices, under this plan design, bonus targets and results are calculated using the prior year’s actual exchange rates. Specifically, the 2015 Annual Incentive Plan targets were to be measured assuming no changes in the currency exchange rates from 2014 currency exchange rates. The following table supplements the table on page 43 of the Proxy Statement to include the 2014 actual results as compared to the 2015 Annual Incentive Plan targets, which illustrates that in order to receive target payouts for both revenue and operating income, the Company had to achieve constant currency revenue and operating income growth of 2.1% and 3.6%, respectively, as compared to 2014 actual performance.

	2014 Actual Results	2015 Target*	2015 Target Range*	2015 Results*	2015 Achievement (%)
Total Revenue	$5,607M	$5,724M	$5,612M-5,892M	$5,806M	124%
Operating Income	$1,141M	$1,182M	$1,147M-1,227M	$1,190M	110%
Overall Achievement					117%
*At constant currency. Further, as noted on page 43 of the Proxy Statement, a charge incurred in the second quarter of 2015 related to a settlement between the Company’s Paymap subsidiary and the Consumer Financial Protection Bureau was excluded from the 2015 Annual Incentive Plan payout calculations.

Except as specifically revised by the information contained herein, this supplement does not revise or update any of the other information set forth in the Proxy Statement. This supplement should be read in conjunction with the Proxy Statement. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.